6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

Coventry Health Care Reports First Quarter Earnings of $0.30 per Diluted Share

Reiterates Earnings per Share Guidance

BETHESDA, Md. (April 28, 2009) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended March 31, 2009. Operating revenues totaled $3.6 billion for the quarter with net earnings of $44.2 million, or $0.30 per diluted share.

“Despite the challenges and uncertainties of the current macroeconomic environment, I am pleased with the quality and stability we see in our first quarter financial results,” said Allen F. Wise, chairman and chief executive officer of Coventry. “Although we still have much to accomplish, I am encouraged by the direction that the Company is heading in as we position ourselves for 2010.”

First Quarter Consolidated Highlights

•	Revenues increased 21.5% from the prior year quarter
•	Continued growth in all Medicare products
o	Medicare Coordinated Care Product (CCP) membership growth of 28% from the prior quarter
•	Continued growth in Individual risk membership
•	Excellent liquidity position
o	Approximately $500 million of deployable free cash at the parent
•	Strong investment portfolio
o	Portfolio in a net unrealized gain position at quarter-end
•	GAAP cash flows from operations of $358.2 million
•	Stable Days in Claims Payable

Selected First Quarter Highlights

•

Health Plan Commercial Group Premium Yield & Medical Loss Ratio (MLR). Reported commercial premium yields rose to $296.36 PMPM (per member per month) in the quarter, an increase of 4.5% from the prior year quarter. The health plan commercial group risk MLR was 80.9% in the quarter, down 230 basis points from the prior quarter.

•

Medicare Advantage Membership & MLR. As of March 31, 2009, Medicare Advantage membership of 494,000 grew by 114,000 members from year-end, exceeding the Company’s prior guidance as both sales and termination rates were better than expected. Medicare Advantage CCP membership of 176,000 grew by 39,000 members from year-end and 49,000 members from the prior year quarter. The Medicare Advantage MLR was 90.5% in the quarter, down 40 basis points from the prior quarter.

•

Medicare Part D Membership & MLR. As of March 31, 2009, Medicare Part D membership of 1,501,000 grew by 570,000 members from year-end, exceeding the Company’s prior guidance as both sales and termination rates were better than expected. The Medicare Part D MLR was 101.8% in the quarter, down 140 basis points from the prior year quarter.

•	Medicaid Membership. As of March 31, 2009, Medicaid membership of 375,000 grew by 4,000 members from year-end.

2009 Full Year Guidance

•	Risk revenue of $12.30 billion to $12.65 billion
•	Management services revenue of $1.29 billion to $1.34 billion
•	Consolidated revenue of $13.59 billion to $13.99 billion
•	Consolidated MLR of 85.2% to 85.6%
•	Cost of sales expense of $220.0 million to $235.0 million
•	Selling, general, and administrative expense (SG&A) of $2.29 billion to $2.35 billion
•	Depreciation and amortization expense of $146.0 million to $156.0 million
•	Other income of $77.0 million to $87.0 million
•	Interest expense of $90.0 million to $96.0 million
•	Tax rate of 37.2% to 37.8%
•	Diluted share count of 147.0 million to 149.0 million
•	Earnings per share (EPS) on a diluted basis of $1.70 to $1.90

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:00 a.m. ET on Tuesday, April 28, 2009. To listen to the call, dial toll-free at (877) 723-9509 or, for international callers, (719) 325-4769. Callers will be asked to identify themselves and their affiliations. The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission. A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 9948717.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2008. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended
	March 31,
	2009	2008
Operating revenues:
Managed care premiums	$3,240,812	$2,620,611
Management services	332,777	319,997
Total operating revenues	3,573,589	2,940,608

Operating expenses:
Medical costs	2,832,997	2,161,726
Cost of sales	57,876	37,343
Selling, general, administrative	574,149	508,429
Depreciation and amortization	35,653	38,787
Total operating expenses	3,500,675	2,746,285

Operating earnings	72,914	194,323
Operating earnings percentage of total revenues	2.0%	6.6%

Interest expense	22,131	24,740
Other income, net	19,885	31,267

Earnings before income taxes	70,668	200,850

Provision for income taxes	26,500	75,821
Net earnings	$44,168	$125,029

Net earnings per share, basic	$0.30	$0.82
Net earnings per share, diluted	$0.30	$0.81

Weighted average shares outstanding, basic	146,847	152,166
Weighted average shares outstanding, diluted	147,303	154,245

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,585,092	$1,123,114
Short-term investments	216,642	338,129
Accounts receivable, net	283,686	293,636
Other receivables, net	533,434	524,803
Other current assets	156,225	130,808
Total current assets	2,775,079	2,410,490

Long-term investments	1,763,627	1,709,878
Property and equipment, net	301,457	308,016
Goodwill	2,694,861	2,695,025
Other intangible assets, net	529,689	546,168
Other long-term assets	37,365	57,821
Total assets	$8,102,078	$7,727,398

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,688,522	$1,446,391
Accounts payable and accrued liabilities	517,961	474,561
Deferred revenue	121,971	104,823
Total current liabilities	2,328,454	2,025,775

Long-term debt	1,902,569	1,902,472
Other long-term liabilities	370,816	368,482
Total liabilities	4,601,839	4,296,729

Stockholders’ equity	3,500,239	3,430,669

Total liabilities and stockholders’ equity	$8,102,078	$7,727,398

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

(unaudited)

Quarter Ended
March 31, 2009

Cash flows from operating activities:
Net earnings	$44,168
Adjustments to earnings:
Depreciation and amortization	35,653
Amortization of stock compensation	13,484
Changes in assets and liabilities:
Accounts receivable, net	9,950
Medical liabilities	242,131
Accounts payable and other accrued liabilities	40,393
Deferred revenue	17,148
Other operating activities	(44,698)
Net cash flows from operating activities	358,229

Cash flows from investing activities:
Capital expenditures, net	(12,549)
Proceeds from investments, net of purchases	106,480
Proceeds from settlement of acquisitions	9,719
Net cash flows from investing activities	103,650

Cash flows from financing activities:
Proceeds from issuance of stock	117
Payments for repurchase of stock	(85)
Excess tax benefit from stock compensation	67
Net cash flows from financing activities	99

Net change in cash and cash equivalents for current period	461,978
Cash and cash equivalents at beginning of period	1,123,114
Cash and cash equivalents at end of period	$1,585,092

Cash and Investments:
Cash and cash equivalents	$1,585,092
Short-term investments	216,642
Long-term investments	1,763,627
Total cash and investments	$3,565,361

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q1 2009	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007
Membership by Product (000s)
Health Plan Commercial Risk	1,501		1,575	1,587	1,584	1,580	1,644
Health Plan Commercial ASO	702		714	720	765	761	750
Medicare Advantage CCP	176		137	134	131	127	117
Medicaid Risk	375		371	386	493	488	480
Health Plan Total	2,754		2,797	2,827	2,973	2,956	2,991

Medicare Advantage PFFS	318		243	243	241	192	166
Other National Risk	21		24	27	29	29	29
Other National ASO	575		633	641	645	646	783
Total Medical Membership	3,668		3,697	3,738	3,888	3,823	3,969

Medicare Part D	1,501		931	910	874	853	704

Total Membership	5,169		4,628	4,648	4,762	4,676	4,673

Revenues by Product Type (000s)
Commercial Risk	$1,327,221	$5,421,984	$1,364,232	$1,362,956	$1,353,101	$1,341,695	$4,889,768
Commercial Management Services	83,810	352,369	97,108	86,672	82,446	86,143	410,071
Medicare Advantage	1,161,590	3,177,244	847,231	825,504	795,495	709,014	2,170,844
Medicaid Risk	260,838	1,087,189	259,926	260,060	285,024	282,179	928,259
Total Health Plan and Medical Services Businesses	2,833,459	10,038,786	2,568,497	2,535,192	2,516,066	2,419,031	8,398,942

Medicare Part D	484,123	847,702	191,899	170,483	201,911	283,409	700,761
Other Premiums	23,957	64,783	22,916	18,937	15,193	7,737	-
Other Management Services	251,587	1,005,740	253,512	263,363	253,522	235,343	785,431
Total Specialized Managed Care Businesses	759,667	1,918,225	468,327	452,783	470,626	526,489	1,486,192

Total Premiums	3,257,729	10,598,902	2,686,204	2,637,940	2,650,724	2,624,034	8,689,632
Total Management Services	335,397	1,358,109	350,620	350,035	335,968	321,486	1,195,502
Other/Eliminations	(19,537)	(43,365)	(16,976)	(12,690)	(8,788)	(4,912)	(5,603)
Total Revenue	$3,573,589	$11,913,646	$3,019,848	$2,975,285	$2,977,904	$2,940,608	$9,879,531

Consolidated Coventry
Operating Income % of Revenues	2.0%	5.2%	4.3%	5.6%	4.2%	6.6%	9.4%

SGA % of Revenues	16.1%	17.5%	18.5%	17.3%	16.7%	17.3%	18.1%

Total Medical Liabilities (000s)	$1,416,735		$1,243,620	$1,209,560	$1,126,396	$1,027,194	$996,859
Days in Claims Payable (DCP)	55.11		54.75	54.94	49.69	50.71	50.82

Total Debt (millions)	$ 1,902.6		$ 1,902.5	$ 1,472.3	$ 1,472.3	$ 1,662.1	$ 1,662.0
Total Capital (millions)	$ 5,402.8		$ 5,333.1	$ 4,779.3	$ 4,789.0	$ 4,949.5	$ 4,963.5
Debt to Capital	35.2%		35.7%	30.8%	30.7%	33.6%	33.5%

COVENTRY HEALTH CARE, INC.

SELECTED REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q1 2009	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007
Revenue PMPM
Health Plan Commercial Group Risk	$296.36	$286.30	$289.71	$286.73	$285.32	$ 283.50	$ 273.76
Medicare Advantage(1)	$860.46	$862.60	$862.79	$856.90	$879.79	$ 849.60	$ 837.69
Medicare Part D(2)	$ 84.35	$ 88.34	$ 89.16	$ 85.64	$ 89.92	$ 88.64	$ 99.57
Medicaid Risk	$231.93	$208.50	$228.33	$226.08	$193.59	$ 194.16	$ 183.77

MLR %
Consolidated Total	87.4%	84.0%	83.8%	83.8%	85.8%	82.5%	79.6%

Health Plan Commercial Group Risk	80.9%	81.7%	83.2%	82.3%	82.7%	78.8%	78.3%
Medicare Advantage	90.5%	89.0%	90.9%	88.4%	93.2%	82.8%	80.5%
Medicare Part D	101.8%	84.1%	58.8%	78.5%	86.0%	103.2%	78.1%
Medicaid Risk	88.3%	85.3%	85.9%	84.2%	86.4%	84.4%	87.3%

Explanatory Notes

1)	Revenue PMPM excludes the impact of revenue ceded to external parties.

2)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.